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                                                                      EXHIBIT 21

               SUBSIDIARIES OF REGISTRANT - GREYHOUND LINES, INC.
                                DECEMBER 31, 2003

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                                                                     JURISDICTION OF
SUBSIDIARIES                                                            FORMATION                 %
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
Atlantic Greyhound Lines of Virginia, Inc.                             Virginia                  100%
Gateway Ticketing Systems, Inc.                                        Pennsylvania               25%
Greyhound de Mexico, S.A. de C.V.                                      Republic of Mexico       99.9%
Greyhound Xpress Delivery, L.L.C.                                      Delaware                  100%
LSX Delivery, L.L.C.                                                   Delaware                  100%
Rockford Coach Lines, L.L.C.                                           Delaware                    1%
Transportation Realty Income Partners L.P.                             Delaware                   50%
Union Bus Station of Oklahoma City, Oklahoma                           Oklahoma                   40%
Wilmington Union Bus Station Corporation                               North Carolina           55.1%
GLI Holding Company                                                    Delaware                  100%
     Carolina Coach Company                                            Virginia                  100%
         Wilmington Union Bus Station Corporation                      North Carolina            3.4%
     Seashore Transportation Company                                   North Carolina            100%
         Wilmington Union Bus Station Corporation                      North Carolina           39.1%
     GLI Corporate Risk Solutions, Inc.                                Delaware                  100%
     Greyhound Shore Services, L.L.C.                                  Delaware                  100%
     Greyhound Transit Ltd.                                            Cayman Islands             20%
     On Time Delivery Service, Inc.                                    Minnesota                 100%
     Rockford Coach Lines, L.L.C.                                      Delaware                   99%
     Texas, New Mexico, & Oklahoma Coaches, Inc.                       Delaware                  100%
         T.N.M. & O Tours, Inc.                                        Texas                     100%
     Valley Garage Company                                             Texas                     100%
     Valley Transit Co., Inc.                                          Texas                     100%
     Vermont Transit Co., Inc.                                         Vermont                   100%
Sistema Internacional de Transporte de Autobuses, Inc.                 Delaware                  100%
     American Bus Sales Associates, Inc.                               New Mexico                 51%
     Americanos U.S.A., L.L.C.                                         Delaware                   51%
     Autobuses Americanos, S.A. de C.V.                                Republic of Mexico         49%
     Autobuses Amigos, L.L.C.                                          Delaware                   51%
     Autobuses Amigos, S.A. de C.V.                                    Republic of Mexico         49%
     Autobuses Crucero, S.A. de C.V.                                   Republic of Mexico         39%
     Crucero U.S.A., L.L.C.                                            Delaware                  100%
     Giros Americanos, Inc.                                            Delaware                  100%
     Gonzalez, Inc. d/b/a Golden State Transportation                  California               51.4%
     Omnibus Americanos, S.A. de C.V.                                  Republic of Mexico         49%
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